As filed with the Securities and Exchange Commission on July 28, 2004

Registration No. 333-113865

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MetroPCS Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4812	20-0836269
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8144 Walnut Hill Lane, Suite 800

Dallas, Texas 75231

(214) 265-2550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger D. Linquist

President, Chief Executive Officer,

Secretary and Chairman of the Board

8144 Walnut Hill Lane, Suite 800

Dallas, Texas 75231

(214) 265-2550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200 Attn: Henry Havre Kin Gill	Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200 Attn: Ian Blumenstein

Approximate date of commencement of proposed sale to the public:    As soon as practicable following the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, par value $0.0001 per share (1)	$607,200,000	$76,933 (3)

(1)	Includes shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	The registrant has previously paid these fees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to MetroPCS Communication, Inc.’s Form S-1 is being filed to amend a previously filed Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits.    The following exhibits are filed as part of this registration statement:

Exhibit No.

1.1	††	Form of Underwriting Agreement.

2.1	††	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc.

3.1	††	Certificate of Incorporation of MetroPCS Communications, Inc.

3.2	††	Bylaws of MetroPCS Communications, Inc.

4.1	††	Specimen of common stock certificate.

5.1	*	Opinion of Andrews Kurth LLP regarding the legality of the securities being registered hereby.

10.1	(a)†	General Agreement for Purchase of Personal Communications Services Systems, dated as of October 1, 2002, by and between MetroPCS Wireless, Inc. and Lucent Technologies, Inc. (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to MetroPCS, Inc.’s Registration Statement on Form S-4 as filed with the SEC on January 6, 2004 (SEC File No. 333-111470)). (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.1	(b)††	Amendment No. 3 to General Agreement for Purchase of Personal Communications Services Systems, dated as of February 1, 2004. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.2	(a)†	Securities Purchase Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc., each of the Subsidiary parties listed on Schedule 1 thereto and each of the Purchaser parties listed on Schedule 2 thereto, as amended by (i) Amendment No. 1 to Securities Purchase Agreement, dated as of November 13, 2000, (ii) Amendment No. 2 to Securities Purchase Agreement, dated as of December 12, 2000, (iii) Amendment No. 3 to Securities Purchase Agreement, dated as of December 19, 2000, (iv) Amendment No. 4 to Securities Purchase Agreement, dated as of January 4, 2001, and (v) Amendment No. 5 to Securities Purchase Agreement, dated as of January 9, 2001 (incorporated by reference to Exhibit 10.3 to MetroPCS, Inc.’s Registration Statement on Form S-4 as filed with the SEC on December 23, 2003 (SEC File No. 333-111470)).

10.2(b)††		Amendment No. 6 to Securities Purchase Agreement, dated as of November 3, 2003.

10.2(c)††		Amendment No. 7 to Securities Purchase Agreement, dated as of May 19, 2004.

10.3(a)†		Amended and Restated Stockholders Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc. and the Stockholders named therein, as amended by (i) Amendment No. 1 to Amended and Restated Stockholders Agreement, dated as of November 13, 2000, and (ii) Amendment No. 2 to Amended and Restated Stockholders Agreement, dated as of January 4, 2001 (incorporated by reference to Exhibit 10.4 to MetroPCS, Inc.’s Registration Statement on Form S-4 as filed with the SEC on December 23, 2003 (SEC File No. 333-111470)).

10.3(b)††		Amendment No. 3 to Amended and Restated Stockholders Agreement, dated as of November 3, 2003.

10.3(c)††		Amendment No. 4 to Amended and Restated Stockholders Agreement, dated as of May 19, 2004.

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Exhibit No.

10.4(a)†	Form of Installment Payment Plan Note, dated as of January 27, 1997, issued in favor of the Federal Communications Commission, as amended by First Amended and Modified Installment Payment Plan Note For Broadband PCS C Block, dated as of October 8, 1998 (incorporated by reference to Exhibit 10.5(a) to MetroPCS, Inc.’s Registration Statement on Form S-4 as filed with the SEC on December 23, 2003 (SEC File No. 333-111470)).

10.4(b)†	Schedule of Installment Payment Plan Notes containing provisions set forth in the Form of Installment Payment Plan Note filed as Exhibit 10.5(a) (incorporated by reference to Exhibit 10.5(b) to Amendment No. 1 to MetroPCS, Inc.’s Registration Statement on Form S-4 as filed with the SEC on January 6, 2004 (SEC File No. 333-111470)).

10.5†	Indenture, dated as of September 29, 2003, by and among MetroPCS, Inc., as issuer, the Guarantors, as defined therein, and U.S. Bank National Association, as Trustee, relating to our 10¾% Senior Notes due 2011 (incorporated by reference to Exhibit 4.1 to MetroPCS, Inc.’s Registration Statement on Form S-4 as filed with the SEC on December 23, 2003 (SEC File No. 333-111470)).

10.6††	Form of Officer and Director Indemnification Agreement.

10.7††	Second Amended and Restated 1995 Stock Option Plan.

10.8††	2004 Equity Incentive Compensation Plan

10.9††	Letter agreement, dated as of May 19, 2004, by and among MetroPCS, Inc., MetroPCS Communications, Inc. and the Consenting Preferred Stockholders named therein.

21.1††	Subsidiaries of Registrant.

23.1††	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (previously filed on the signature page of this registration statement except those for (i) Mr. Barnes and Mr. Patrick, which were previously filed as Exhibit 24.1 to amendment no. 2 to this registration statement and (ii) Mr. Stapleton, which was previously filed as Exhibit 24.1 to amendment no. 3 to this registration statement).

*	Filed herewith.
**	To be filed by an amendment to this registration statement.
†	Incorporated by reference herein.
††	Previously filed.

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Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on this 28th day of July, 2004.

METROPCS COMMUNICATIONS, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist President, Chief Executive Officer, Secretary and Chairman of the Board

Pursuant to requirements of the Securities Act, this amendment has been signed on July 28, 2004 by the following persons in the capacities indicated.

/s/ Roger D. Linquist Roger D. Linquist President, Chief Executive Officer, Secretary and Chairman of the Board (Principal Executive Officer)	/s/ J. Lyle Patrick J. Lyle Patrick Vice President and Chief Financial Officer (Principal Financial Officer)

* W. Michael Barnes Director	/s/ Michael N. Lavey Michael N. Lavey Vice President and Controller (Principal Accounting Officer)

* C. Boyden Gray Director	* Harry F. Hopper, III Director

* Joseph T. McCullen, Jr. Director	* Arthur C. Patterson Director

* John Sculley Director	* Craig R. Stapleton Director

* James F. Wade Director

*By:	/s/ Roger D. Linquist Attorney-in-fact

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